Exhibit 10.23

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”) dated as of the 13th day of December, 2002, by and between FV OFFICE PARTNERS, L.P., successor in interest to Dean Witter Realty Income Partnership III, L.P., a limited partnership organized and existing under the laws of Delaware (hereinafter referred to as “Landlord”), and COVALENT GROUP INC., successor in interest to Covalent Research Alliance Corp., a corporation organized and existing under the laws of Delaware whose present address is 1275 Drummers Lane, Wayne, PA 19087 (hereinafter referred to as “Tenant”).

W I T N E S S E T H    T H A T :

WHEREAS, Landlord leased certain premises at Glenhardie Corporate Center in the building located at 1275 Drummers Lane, Wayne, Pennsylvania 19087 (the “Building”), to Tenant pursuant to that certain Lease dated September 9, 1994, amended by that certain First Amendment to Lease dated March 25, 1996 and that certain Second Amendment to Lease dated November 14, 1996 (collectively, the “Original Lease”);

WHEREAS, Landlord and Interactive Health Computing Inc. (“IHC”) entered into that certain Agreement of Lease dated January 15, 1996 as amended by a First Amendment to Lease dated March 25, 1996 (the “IHC Lease”) regarding certain space located on the first floor of the Building. Landlord consented to the assignment of the IHC Lease to Tenant pursuant to that certain Assignment and Assumption of Lease dated September 30, 1999 between Tenant and IHC in which Tenant assumed the rights and obligations of the IHC Lease (the “Assignment and Assumption”) and that certain Consent to Assignment and Assumption between Landlord, IHC and Tenant dated September 1999 (the “Consent”). The IHC Lease, the Assignment and Assumption and the Consent are hereinafter collectively referred to as the “IHC Lease Documents.” The Original Lease and the IHC Lease Documents as the same has been modified by that certain Third Amendment to Lease dated July 31, 2001 (the “Third Amendment”) and by that certain Fourth Amendment to Lease dated as of November 27, 2001 (the “Fourth Amendment”) are hereinafter collectively referred to as the “Lease”. The term “Premises” as used herein shall have the same meaning as specified in the Fourth Amendment; and

WHEREAS, Landlord and Tenant have agreed to further amend the Lease in accordance with the terms and conditions set forth herein;

NOW THEREFORE, Landlord and Tenant for good and valuable consideration, intending to be legally bound, hereby agree as follows:

1.    On the date on which Landlord gives written notice to Tenant that the Long-Term Premises (as defined in the Fourth Amendment) is substantially complete (the “Long-Term Premises Commencement Date”) the portion of the Premises known as Suite 200 consisting of approximately 4,576 rentable square feet (the “Initial Give Back Space”) shall be surrendered by Tenant to Landlord within thirty (30) days of the Long-Term Premises Commencement Date (the “Initial Give Back Space Surrender Date”). Upon the occurrence of the Initial Give Back Space

Surrender Date, the Initial Give Back Space shall cease to be a portion of the Premises and Tenant shall not have access to or use of the Initial Give Back Space. Tenant shall surrender the Initial Give Back Space to Landlord as of the Initial Give Back Space Surrender Date in the condition and manner specified in the Lease. Tenant shall not be required to pay Landlord Fixed Rent for the Initial Give Back Space for the period between the Long-Term Premises Commencement Date and the Initial Give Back Space Surrender Date; however, Tenant shall be required to pay Tenant’s Proportionate Share of increases in Annual Operating Costs over Base Operating Costs, Tenant’s Share of Tenant Energy Costs and all other sums due from Tenant under the terms of the Lease during such period.

2.    The portion of the Premises known as Suites 101 and 104 consisting of approximately 1,245 and 1,222 rentable square feet respectively (collectively, the “Final Give Back Space”) shall be surrendered by Tenant to Landlord effective ninety (90) days following the Long-Term Premises Commencement Date (the “Final Give Back Space Surrender Date”). Upon the occurrence of the Final Give Back Space Surrender Date, the Final Give Back Space shall cease to be a portion of the Premises and Tenant shall not have access to or use of the Final Give Back Space. Tenant shall surrender the Final Give Back Space to Landlord as of the Final Give Back Space Surrender Date in the condition and manner specified in the Lease. Tenant shall be required to pay Landlord Fixed Rent and all other sums due from Tenant under the terms of the Lease for the Final Give Back Space for the sixty (60) day period following the Long-Term Premises Commencement Date. Tenant shall not be required to pay Landlord Fixed Rent for the Final Give Back Space for the thirty (30) day period prior to the Final Give Back Space Surrender Date; however, Tenant shall be required to pay Tenant’s Proportionate Share of increases in Annual Operating Costs over Base Operating Costs, Tenant’s Share of Tenant Energy Costs and all other sums due from Tenant under the terms of the Lease during such period.

3.    From and after the Long-Term Premises Commencement Date until the Final Give Back Space Surrender Date: (i) the term Premises shall mean and refer to collectively the Long-Term Premises and the Final Give Back Space and consist of approximately 36,493 rentable square feet; (ii) Tenant’s proportionate share shall be 57.851%; and (iii) the minimum fixed annual rent for the Long-Term Premises shall be $25.50 per rentable square foot and for the Final Give Back Space shall be $24.00 per rentable square foot all such rent being payable in equal monthly installments.

4.    From and after the Final Give Back Space Surrender Date: (i) the term Premises shall mean and refer to the Long-Term Premises and consist of approximately 34,026 square feet (as set forth in Paragraph 6 of the Fourth Amendment); (ii) Tenant’s proportionate share shall be 53.940%; and (iii) the minimum fixed annual rent for the Long-Term Premises shall be $25.50 per rentable square foot payable in equal monthly installments. Such minimum fixed annual rent shall increase at a per annum cumulative rate of $.50 per rentable square foot.

5.    The term “substantial completion” as used in the Fourth Amendment shall have the same meaning as set forth in
Article 3(b) of the Lease.

6.    The term of the Lease shall be extended for a period of seven (7) years from the Long-Term Premises Commencement Date (the “New Maturity Date”). The period between the

Maturity Date (as defined in the Fourth Amendment) and the New Maturity Date is hereinafter referred to as the “Lease Extension Term”. During the Lease Extension Term the minimum annual fixed rent for the Premises shall be $28.00 per rentable square foot payable in monthly equal installments. Such minimum annual fixed rent shall increase at a per annum cumulative rate of $.50 per rentable square foot.

7.    Paragraphs 4, 5, and 7 of the Fourth Amendment are hereby deleted in their entirety.

8.    Landlord shall provide Tenant the sum of $301,000 in tenant improvement allowance (the “TI Allowance”). Provided that Tenant is not then in default under the Lease, at Tenant’s request Landlord shall disburse portions of the TI Allowance to Tenant for costs related to the tenant improvement work currently underway on the third and first floor portions of the Premises (collectively, “TI Costs”). Among the TI Costs the TI Allowance may be used for are “hard” and “soft” tenant improvement costs and Tenant’s costs concerning the installation of phone or data services. In the event that a portion of the TI Allowance shall remain undisbursed following Tenant’s payment of all TI Costs provided that Tenant is not then in default under the Lease Tenant shall be permitted to utilize such remaining balance toward the payment of minimum annual fixed rent due under the Lease. Tenant shall be required to provide to Landlord reasonable evidence of Tenant’s incurring of the applicable TI Costs concerning which Tenant seeks a disbursement of the TI Allowance.

9.    Provided Tenant is not then in default under the Lease, Tenant shall have the right of first offer as more fully set forth in this Paragraph 9 provided, however, notwithstanding anything contained herein to the contrary, Tenant’s rights are subject and subordinate to any and all rights of other tenants in and to any portion of the First Offer Space (as such term is hereinafter defined) in effect as of the date of this Amendment.

(a)    The term “First Offer Space” as used in this Paragraph 9 shall mean and refer to the following space within the Building: (i) Suite 101 containing approximately 1,245 rentable square feet; (ii) Suite 102 containing approximately 5,448 rentable square feet; (iii) Suite 104 containing approximately 1,222 rentable square feet; (iv) Suite 200 containing approximately 4,576 rentable square feet; (v) Suite 201 containing approximately 15,409 rentable square feet; and (vi) Suite 207 containing approximately 1,238 rentable square feet.

(b)    Prior to entering into any lease for the First Offer Space, Landlord shall give written notice (the “Availability Notice”) to Tenant specifying the size and location of the available space, identifying the date when the space will be available for lease, a proposed delivery date for the First Offer Space (the “Proposed Delivery Date”) and, specifying the Fixed Rent which Landlord proposes to charge.

(c)    Within fifteen (15) business days after receipt of the Availability Notice, Tenant shall, by written notice (the “Acceptance Notice”), confirm whether Tenant accepts Landlord’s offer to lease the First Offer Space for a term co-terminus with the Term of the Lease. Failure of Tenant to Provide Landlord with the Acceptance Notice within such fifteen (15) business day period shall be deemed as a waiver of Tenant’s right’s to such space. If Landlord receives the Acceptance Notice within fifteen (15) business days after Tenant’s receipt of the

First Offer Notice, then Landlord shall deliver the First Office Space in its as-is condition on the Scheduled Delivery Date subject to holdover of existing tenants, and Tenant shall be responsible for the payment of Fixed Rent from the Scheduled Delivery Date, subject to holdover of existing tenants, and for the preparation of the Premises for occupancy.

(d)    If Tenant does not exercise its option as aforesaid for any designated First Offer Space as to which Tenant receives an Availability Notice from Landlord then: (1) Landlord has the right to lease all or any part of the First Offer Space on such terms as Landlord may elect to any tenant; and (2) Tenant shall have no further rights or claims to such designated First Offer Space.

(e)    In each instance where Tenant accepts First Offer Space pursuant to this Paragraph 9, Landlord and Tenant shall enter into an amendment to the Lease confirming the new area of the Premises, Fixed Rent, Tenant’s Proportionate Share, and setting forth the commencement date for the applicable space.

(f)    Notwithstanding anything contained in the Lease to the contrary, the rights granted to Tenant under this Paragraph 9 are intended to be personal to Tenant and may not be exercised by any assignee or sublessee of Tenant.

(g)    Landlord shall have no obligation to offer any First Offer Space during the last twelve (12) months of the Term.

10.    Articles 20(d)(iii)(A) and 20(d)(iii)(B), which comprise the Confession of Judgment portion of the Lease are hereby restated and reconfirmed as follows:

IF TENANT SHALL DEFAULT IN THE PAYMENT OF THE RENT OR ANY OTHER SUMS DUE HEREUNDER BY TENANT, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR SAID RENT AND/OR SAID OTHER SUMS; AND IN SAID SUITS OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SAID RENTAL AND/OR SAID OTHER SUMS, INCLUDING BUT NOT LIMITED TO THE AMOUNTS DUE FROM TENANT TO LANDLORD UNDER CLAUSES (I), (II), OR (III) OF THIS ARTICLE 20, AND FOR INTEREST AND COSTS, TOGETHER WITH AN ATTORNEYS’ COMMISSION FOR COLLECTION OF FIVE PERCENT BUT NOT LESS THAN TEN THOUSAND DOLLARS ($10,000). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENTAL AND/OR OTHER SUMS SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE TERMINATION OR EXPIRATION OF THE TERM OF THIS LEASE.

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE

BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT OR FOR RENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

Tenant Please Initial Here             (s) JAL

11.    The parties represent and warrant to each other that they have not employed, dealt with or negotiated with any broker or agent other than Fox Realty Co. and Smith Mack & Company. Landlord agrees to pay all commissions owed to the named brokers in this Paragraph 11. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys’ fees, to which the other party may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any broker or agent not listed in this Paragraph 11 due as a result of the acts of the indemnifying party.

12.    The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon either party until execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

13.    All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.

14.    All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment.

15.    All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.

16.    The individual signing below on behalf of the Tenant represents that s/he has the authority and power to bind the Tenant.

17.    In the event any of the terms of this Amendment are inconsistent with the terms of the Lease the terms of this Amendment shall take precedent.

18.    Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Lease the date set forth above.

LANDLORD: FV OFFICE PARTNERS, L.P. a Delaware limited partnership		TENANT: COVALENT GROUP INC. a Delaware corporation

By:	FVGP, L.L.C., a Pennsylvania limited liability company, General Partner	By:	/s/ Jorge A. Leon

By:	/s/ Robert G. Lee	Name:	Jorge A. Leon
	Robert G. Lee a Member	Title:	E.V.P. and Chief Financial Officer